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                                                                    EXHIBIT 23.1

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference of our report dated December 8, 1999 (except for Note 3(c) as to which the date is December 20, 1999) with respect to the financial statements and schedule of Pentech International Inc. for the years ended September 30, 1999, 1998, and 1997 included in the Form 8-K of Jakks Pacific, Inc. filed with the Securities and Exchange Commission on August 11, 2000.



MetroPark, New Jersey
August 8, 2000